                                                                    Exhibit 23.1


          CONSENT OF SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference into this Form S-8 Registration Statement of Aethlon Medical, Inc. of our report dated July 01, 2009, relating to the consolidated balance sheets of Aethlon Medical, Inc. and Subsidiaries (the "Company") as of March 31, 2009 and 2008 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period ended March 31, 2009 and for the period January 31, 1984 (inception) through March 31, 2009, (which included an explanatory paragraph expressing substantial doubt as to the Company's ability to continue as a going concern), appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2009.



/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP
------------------------------------------------------


Newport Beach, California
July 10, 2009